Exhibit 99.1

FOR IMMEDIATE RELEASE

December 30, 2008

LIBERTY MEDIA CORPORATION TO PRESENT AT THE CITI 19th ANNUAL GLOBAL ENTERTAINMENT, MEDIA, AND TELECOMMUNICATIONS CONFERENCE

Englewood, Colo, Dec. 30 - Liberty Media Corporation (NASDAQ: LINTA, LINTB, LCAPA, LCAPB, LMDIA, LMDIB) announced that Greg Maffei, President and CEO of Liberty Media Corporation, will be presenting at the Citi 19th Annual Global Entertainment, Media, and Telecommunications Conference, on Wednesday, January 7th at 2:40 pm, Mountain Time at the Arizona Biltmore in Phoenix, Arizona.  During his presentation, Mr. Maffei may make observations regarding the company’s financial performance, outlook, and the previously announced proposed split-off of a majority of the assets and liabilities currently attributed to the Liberty Entertainment group tracking stock.

In addition, the presentation will be broadcast live via the Internet.  All interested persons should visit the Liberty Media Corporation web site at http://www.libertymedia.com/investor_relations/default.htm to register for the web cast.  An archive of the webcast will also be available on this website for 30 days.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements regarding our expected split-off of a majority of the assets and liabilities currently attributed to the Liberty Entertainment group as well as the company’s expectations as to its financial performance and outlook.  These forward looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release.  Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

Nothing in this release shall constitute a solicitation to buy or an offer to sell shares of the split-off company or any of the Liberty Media tracking stocks.  The offer and sale of shares in the proposed split-off will only be made pursuant to an effective registration statement. Liberty stockholders and other investors are urged to read the registration statement to be filed with the SEC, including the proxy statement/prospectus to be contained therein, because it will contain important information about the transaction.  A copy of the registration statement and the proxy statement/prospectus, once filed, will be available free of charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transaction. Information regarding Liberty’s (and, if formed, Entertainment’s) directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.

About Liberty Media Corporation

Liberty Media Corporation owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (Nasdaq: LINTA), which includes Liberty’s interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Entertainment group (Nasdaq: LMDIA), which includes Liberty’s interests in The DIRECTV Group, Inc., Starz Entertainment, FUN Technologies, Inc., GSN, LLC, WildBlue Communications, Inc., and Liberty Sports Holdings LLC, and (3) the Liberty Capital group (Nasdaq: LCAPA), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Entertainment group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., and minority equity investments in Time Warner Inc. and Sprint Nextel Corporation.

Contact:

Courtnee Ulrich

720-875-5420